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                                  VASCOR, INC.
                                566 Alpha Drive
                           Pittsburgh, PA 15238-2960



                                 April 9, 1996



Norman R. Weldon, Ph.D.
President and Chief Executive Officer
Corvita Corporation
8210 N.W. 27th Street
Miami, Florida  33122

          Re: Consent to Assignment of License and Supply Agreement dated November 30, 1993

Dear Dr. Weldon:

          Vascor, Inc. ("Vascor") understands that Corvita Corporation ("Corvita") is contemplating entering into an agreement for its acquisition by a third party, and that if such an acquisition occurs, Corvita expects to discontinue its business of supplying CorethaneR polycarbonate urethane to manufacturers of medical device products. Vascor also understands that, substantially contemporaneously with entering into an acquisition agreement, Corvita expects to enter into an agreement (the "License Agreement") with The Polymer Technology Group ("PTG") of Emeryville, California, pursuant to which
(1) Corvita will grant a non-exclusive license to PTG under Corvita polycarbonate urethane technology (including, among other technology, United States Patents No. 5,133,742 and No. 5,229,431) to make, use, and sell, for a field of use that includes implantable cardiac assist device products, the polycarbonate urethane material that Corvita has agreed to supply to Vascor,
(2) PTG will agree to perform, or cause to be performed by a duly sublicensed affiliate, all of Corvita's obligations under the License and Supply Agreement between Vascor and Corvita dated November 30, 1993 (the "Supply Agreement") (other than pursuant to Section 7 of the Supply Agreement), and (3) PTG will agree further that upon Corvita's receipt of consent from Vascor to the assignment of the Supply Agreement, PTG will accept assignment of, and assume and perform or cause to be performed by a duly sublicensed affiliate, all of Corvita's remaining obligations under the Supply Agreement (other than pursuant to Section 7 of the Supply Agreement), as if such Supply Agreement had been separately entered into with PTG.

          Accordingly, Vascor agrees, subject to the conditions described below, that Corvita may transfer and assign to PTG (the "Assignment") all of Corvita's rights, benefits, undertakings and obligations under the Supply Agreement that remain unsatisfied or unperformed at the date of such an assignment, and that PTG may accept the assignment of, and assume and perform, all of such rights, benefits, undertakings and obligations as if the Supply Agreement had been separately entered into with PTG.






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Norman R. Weldon, Ph.D.
April 9, 1996
Page 2


          The conditions of Vascor's agreement as set forth above are (a) that the License Agreement with PTG be effective on or before the date of any such Assignment; (b) that Corvita notify Vascor of any such Assignment to PTG within seven days after such Assignment becomes effective; and (c) that PTG accept such Assignment and notify Vascor of its acceptance within seven days after such Assignment becomes effective.

          Effective on the effective date of an Assignment to PTG, Vascor hereby releases Corvita and its successors and assigns from any and all claims Vascor has or may have against Corvita through the effective date of such an Assignment; provided, however, that this release excludes: (i) any and all rights that Vascor has or may have hereunder; (ii) any and all rights that Vascor has or may have under the terms of the non-exclusive license set forth in Section 2 of the Supply Agreement; and (iii) any and all rights that Vascor has or may have to receive an award or indemnification payment pursuant to the terms of Section 6 or Section 7 of the Supply Agreement. It is acknowledged that as a term of the Assignment, Corvita shall retain its rights and benefits under Section 6 of the Supply Agreement; and it is further acknowledged that Vascor may make or have a third party make the Licensed Material for use in Products pursuant to the terms of Section 2.1 of the Supply Agreement.

          Vascor hereby further releases Corvita, its successors, and its assigns other than PTG from any obligation to supply CorethaneR polycarbonate urethane to Vascor or otherwise to perform any of its obligations under the Supply Agreement on or after the effective date of an Assignment to PTG. Notwithstanding anything to the contrary set forth in the preceding sentence, Corvita, its successors, and its assigns other than PTG shall not be released from any continuing obligations that may arise under the terms of the non-exclusive license granted to Vascor by Corvita under Section 2 of the Supply Agreement, or from any obligation to pay an award or to make an indemnification payment pursuant to the terms of Section 6 or Section 7 of the Supply Agreement, whether any such continuing obligations, obligation to pay an award, or indemnification obligation arises with respect to events or claims occurring prior to, on, or after the effective date of an Assignment to PTG.

          We look forward to working with PTG.

                                   Sincerely,

                                   VASCOR, INC.



                                   By: /s/ Steven A. Kolenik
                                      ----------------------------
                                      Steven A. Kolenik, President